As filed with the United States Securities and Exchange Commission on October 15 ,2024
Registration No. 333- _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
 (Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26 HaRokmim Street
Holon 5885849, Israel
Tel: (+972) (54) 787-6785
 (Address of Principal Executive Offices)(Zip Code)

Perion Network Ltd. Equity Incentive Plan
(Full Title of the Plans)

Intercept Interactive Inc. d/b/a Undertone
One World Trade Center, 77th Floor, Suite A, New York, NY
New York, NY 10007
Phone: (212) 685-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dr. Shachar Hadar, Adv. Elad Ziv, Adv. Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111	Michael Kaplan Partner, Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 United States +1 212 450 4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) registers an additional 1,900,000 Ordinary Shares of Perion Network Ltd. (the “Registrant”) for issuance under the Perion Network Ltd. Equity Incentive Plan, as amended and restated effective as of November 8, 2022 (the “Plan”), and any additional Ordinary Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant initially filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 10, 2006 (File No. 333-133968) (the “Original S-8”). The Company then filed additional Registration Statements on Form S-8 to register an additional number of shares under the Plan (collectively with the Original S-8, the “Prior Registration Statements”) on the following dates (with the Commission file numbers indicated below): June 30, 2008 (File No. 333-152010), January 20, 2011 (File No. 333-171781), May 20, 2013 (File No. 333-188714), November 18, 2013 (File No. 333-192376), December 31, 2013 (File No. 333-193145), April 27, 2015 (File No. 333-203641), December 1, 2015 (File No. 333-208278), March 7, 2017 (File No. 333-216494), March 16, 2020 (File No. 333-237196), November 4, 2020 (File No. 333-249846), January 20, 2022 (File No. 333-262260), August 17, 2022 (File No. 333-266928), June 28, 2023 (File No. 333-272972) and May 2, 2024 (File No. 333-279055).

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 8, 2024;

(b)	The Registrant’s reports of Foreign Private Issuer on Form 6-K furnished to the Commission on April 8, 2024, May 8, 2024, June 10, 2024, July 31, 2024, August 26, 2024, and September 30, 2024;

(c)	All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2023; and

(d)
The description of the Registrant’s Ordinary Shares set forth in Exhibit 2.1 to the Registrant's Annual Report on Form 20-F, filed with the Commission on April 8, 2024, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Reports of Foreign Private Issuer on Form 6-K subsequently furnished by the Registrant to the Commission during such period (or portions thereof) that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective dates of filing or furnishing (as applicable) of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

ITEM 8.	EXHIBITS.

The following exhibits to this Registration Statement on Form S-8 are filed together herewith or incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares.

23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global.

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Perion 2003 Israeli Share Option Plan and U.S. Addendum(1)

99.2	Perion Equity Incentive Plan, as amended on November 8, 2022(2)

107*	Filing Fee Calculation

*	Filed herewith.

(1)	Previously filed with the SEC on April 29, 2013 as an exhibit to the Registrant’s annual report on Form 20-F, and incorporated herein by reference.

(2)	Previously filed with the SEC as an exhibit to the Registrant’s Annual Report on Form 20-F filed with the Commission on March 15, 2023, and incorporated herein by reference.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holon, Israel, on this 15th day of October, 2024.

Perion Network Ltd.

By:	/s/ Tal Jacobson
Name:	Tal Jacobson
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Tal Jacobson and Elad Tzubery, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2024.

Name	Title

/s/ Eyal Kaplan	Chairman of the Board of Directors
Eyal Kaplan

/s/ Tal Jacobson	Chief Executive Officer and Director
Tal Jacobson	(Principal Executive Officer)

/s/ Elad Tzubery	Chief Financial Officer
Elad Tzubery	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michal Drayman	Director
Michal Drayman

/s/ Amir Guy	Director
Amir Guy

/s/ Rami Schwartz	Director
Rami Schwartz

/s/ Michael Vorhaus	Director
Michael Vorhaus

/s/ Joy Marcus	Director
Joy Marcus

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Perion Network Ltd., has signed this registration statement on October 15, 2024.

Intercept Interactive Inc. D/B/A Undertone

By:	/s/ Tal Jacobson
Name:	Tal Jacobson
Title:	Director